As filed with the Securities and Exchange Commission on September 24, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0893251
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

Pier 1, Bay 3 San Francisco, CA 94111	94111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box  ☐

Securities Act registration statement file number to which this form relates:

333-190538.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the registrant’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), is set forth under the caption “Description of Capital Stock” in the registrant’s registration statement on Form S-1 (File No. 333-190538), including exhibits, originally filed with the Securities and Exchange Commission on August 9, 2013, as thereafter amended (the “Registration Statement”), which is incorporated herein by reference.

In addition, the above referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the instruction as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the NASDAQ Stock Market LLC and the shares of Class A Common Stock registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PATTERN ENERGY GROUP INC.

Date: September 24, 2013	By:	/s/ Michael M. Garland
	Name:	Michael M. Garland
	Title:	Director, President and Chief Executive Officer